Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Nyer Medical Group, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission (the “Report”), I, Sandra M. Zimmerman, Chief Financial Officer (Principal Financial Officer) of the Company, hereby certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

/s/ Sandra M. Zimmerman
Name:	Sandra M. Zimmerman
Title:	Chief Financial Officer
(Principal Financial Officer)

May 17, 2010